Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2020)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2020 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2020, the Company determined that certain of our subsidiaries were subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 47 suppliers from whom we may have purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals used in the production of our products originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and our third party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals. Specifically, our efforts included sending to each Subject Supplier an initial communication containing the CMRT and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the CMRT questions. Further, if a Subject Supplier was unable to provide a completed CMRT, other suppliers in the supply chain were engaged in an effort to establish a chain of custody to the smelter or refiner.

After establishing an initial deadline for return of completed CMRTs, several follow-up requests were sent to non-responsive Subject Suppliers. We ultimately received responses from a portion of the Subject Suppliers, certain of which indicated one or more Conflict Minerals was necessary to the functionality or production of the products they supplied to the Company. The responses were evaluated for plausibility, consistency and missing information, and additional information was requested as needed to clarify any imprecise responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one or more of the Company’s products may have originated within the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal reporting process to identify the presence of Conflict Minerals within Quanta’s products and supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third-party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the CMRT as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 16% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals they processed. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of the Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the Responsible Minerals Assurance Process, the London Bullion Market Association of Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If a smelter or refiner was not certified by such a standard, further steps were taken to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, our third-party conflict minerals service provider reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information our service provider made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risks identified in our supply chain and respond to such risks as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

In accordance with the guidance provided in the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued April 29, 2014, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we plan to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to engage our direct suppliers with annual requests for Conflict Minerals reporting information, targeting a higher response rate; and if ultimately required, conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended December 31, 2020, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

The product we manufacture or contract to manufacture for sale to third parties that is reasonably believed to contain Conflict Minerals is the TransBanker® transformer training lab, which is a mobile or stationary training lab that is used to train electrical lineworkers. The Conflict Minerals are predominantly utilized in electrical and electronic components within this product (e.g., fused disconnects, electric meters, gang switches, and electronic controls). Our efforts to determine the mine or location of origin of the necessary Conflict Minerals are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)
8853 S.p.A*	Gold
A.L.M.T. TUNGSTEN Corp.*	Tungsten
Abington Reldan Metals, LLC	Gold
ACL Metais Eireli*	Tungsten
Advanced Chemical Company*	Gold
African Gold Refinery	Gold
Aida Chemical Industries Co., Ltd.*	Gold
Al Etihad Gold Refinery DMCC*	Gold
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten
Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold
Almalyk Mining and Metallurgical Complex *	Gold
Alpha*	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
AngloGold Ashanti Corrego do Sitio Mineracao*	Gold
Argor-Heraeus SA*	Gold
Asahi Pretec Corporation*	Gold
Asahi Refining Canada Limited*	Gold
Asahi Refining USA Inc.*	Gold
Asaka Riken Co., Ltd.*	Gold Tantalum
Asia Tungsten Products Vietnam Ltd.*	Tungsten
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
AU Traders and Refiners*	Gold
Aurubis AG*	Gold
Bangalore Refinery*	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Boliden AB*	Gold
C. Hafner GmbH + Co. KG*	Gold
C.I Metales Procesados Industriales SAS	Gold
Caridad	Gold
CCR Refinery—Glencore Canada Corporation*	Gold
Cendres + Métaux SA*	Gold

Processing Facility Name	Conflict Mineral(s)
CGR Metalloys Pvt Ltd.	Gold
Changsha South Tantalum Niobium Co., Ltd.*	Tantalum
Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Company Limited*	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin
Chimet S.p.A.*	Gold
China Molybdenum Co., Ltd.	Tungsten
China Tin Group Co., Ltd.*	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten
Chugai Mining*	Gold
CNMC (Guangxi) PGMA Co. Ltd.	Tungsten
Cronimet Brasil Ltda	Tungsten
CV Ayi Jaya	Tin
CV Venus Inti Perkasa	Tin
D Block Metals, LLC*	Tantalum
Daye Non-Ferrous Metals Mining Ltd.*	Gold
Degussa Sonne / Mond Goldhandel GmbH	Gold
Dijlah Gold Refinery FZC	Gold
DODUCO Contacts and Refining GmbH*	Gold
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin
Dowa*	Gold Tin
DS PRETECH Co., Ltd.	Gold
DSC (Do Sung Corporation)*	Gold
Eco-System Recycling Co., Ltd. East Plant*	Gold
Eco-System Recycling Co., Ltd. North Plant*	Gold
Eco-System Recycling Co., Ltd. West Plant*	Gold
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
EM Vinto*	Tin
Emirates Gold DMCC*	Gold
Estanho de Rondônia S.A.	Tin
Exotech Inc.*	Tantalum

Processing Facility Name	Conflict Mineral(s)
F&X Electro-Materials Ltd.*	Tantalum
Fenix Metals*	Tin
Fidelity Printers and Refiners Ltd.	Gold
FIR Metals & Resource Ltd.*	Tantalum
Fujairah Gold FZC	Gold
Fujian Ganmin RareMetal Co., Ltd.*	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten
GCC Gujrat Gold Centre Pvt. Ltd.	Gold
Geib Refining Corporation*	Gold
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin
Gejiu Fengming Metallurgy Chemical Plant*	Tin
Gejiu Kai Meng Industry and Trade LLC*	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.*	Tin
GEM Co., Ltd.	Tungsten
Global Advanced Metals Aizu*	Tantalum
Global Advanced Metals Boyertown*	Tantalum
Global Tungsten & Powders Corp.*	Tungsten
Gold Coast Refinery	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Tin
Guangdong Jinding Gold Limited	Gold
Guangdong Rising Rare Metals – EO Materials Ltd.*	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum
Guanyang Guida Nonferrous Metal Smelting Plant*	Tin
Guoda Safina High-Tech Environment Refinery Co., Ltd.	Gold
H.C. Starck Hermsdorf GmbH*	Tantalum
H.C. Starck Inc.*	Tantalum
H.C. Starck Tungsten GmbH*	Tungsten
Hangzhou Fuchunjiang Smelting Co., Ltd	Gold
Heimerle + Meule GmbH*	Gold

Processing Facility Name	Conflict Mineral(s)
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum
Heraeus Metals Hong Kong Ltd.*	Gold
Heraeus Precious Metals GmbH & Co. KG	Gold
HuiChang Hill Tin Industry Co., Ltd.*	Tin
Huichang Jinshunda Tin Co., Ltd.*	Tin
Hunan Chenzhou Mining Co., Ltd.	Gold Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold
Hunan Litian Tungsten Industry Co., Ltd.*	Tungsten
HwaSeong CJ Co., Ltd.	Gold
Hydrometallurg, JSC*	Tungsten
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold
International Precious Metal Refiners	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold
Istanbul Gold Refinery*	Gold
Italpreziosi*	Gold
JALAN & Company	Gold
Japan Mint*	Gold
Japan New Metals Co., Ltd.*	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten
Jiangxi Copper Co., Ltd.*	Gold
Jiangxi Dinghai Tantalum & Niobium Co., Ltd*	Tantalum
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi New Nanshan Technology Ltd.*	Tin
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten
Jiangxi Tuohong New Raw Material*	Tantalum
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum
Jiujang Tanbre Co., Ltd.*	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum
JSC “Kirovgrad Hard Alloys Plant”	Tungsten
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
JSC Uralelectromed*	Gold

Processing Facility Name	Conflict Mineral(s)
JX Nippon Mining & Metals Co., Ltd.*	Gold
K.A. Rasmussen	Gold
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc*	Gold
KEMET Blue Metals*	Tantalum
Kennametal Fallon*	Tungsten
Kennametal Huntsville*	Tungsten
Kennecott Utah Copper LLC*	Gold
KGETS CO., LTD.*	Tungsten
KGHM Polska Miedź Spółka Akcyjna*	Gold
Kojima Chemicals Co., Ltd.*	Gold
Korea Zinc Co. Ltd.*	Gold
Kundan Care Products Ltd.	Gold
Kyrgyzaltyn JSC*	Gold
Kyshtym Copper-Electrolytic Plant ZAO	Gold
L’azurde Company For Jewelry	Gold
Lianyou Metals Co., Ltd.*	Tungsten
Lingbao Gold Company Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
L’Orfebre S.A.*	Gold
LSM Brasil S.A.*	Tantalum
LS-NIKKO Copper Inc.*	Gold
LT Metal Ltd.*	Gold
Luna Smelter, Ltd.*	Tin
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Ma’anshan Weitai Tin Co., Ltd.*	Tin
Magnu’s Minerais Metais e Ligas Ltda.*	Tin
Malaysia Smelting Corporation (MSC)*	Tin
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten
Marsam Metals*	Gold
Masan Tungsten Chemical LLC (MTC)*	Tungsten
Materion*	Gold
Matsuda Sangyo Co., Ltd.*	Gold
Melt Metais e Ligas S.A.*	Tin
Meta Materials*	Tantalum
Metallic Resources, Inc.*	Tin
Metallo Belgium N.V.*	Tin
Metallo Spain S.L.U.*	Tin

Processing Facility Name	Conflict Mineral(s)
Metallurgical Products India Pvt., Ltd.*	Tantalum
Metalor Technologies (Hong Kong) Ltd.*	Gold
Metalor Technologies (Singapore) Pte., Ltd.*	Gold
Metalor Technologies (Suzhou) Ltd.*	Gold
Metalor Technologies S.A.*	Gold
Metalor USA Refining Corporation*	Gold
Metalurgica Met-Mex Penoles, S.A. De C.V*	Gold
Mineração Taboca S.A.*	Tantalum Tin
Minsur*	Tin
Mitsubishi Materials Corporation*	Gold Tin
Mitsui Mining & Smelting Co., Ltd.*	Gold Tantalum
MMTC-PAMP India Pvt., Ltd.*	Gold
Modeltech Sdn Bhd	Gold Tin
Moliren Ltd.*	Tungsten
Morris and Watson	Gold
Moscow Special Alloys Processing Plant*	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Gold
Navoi Mining and Metallurgical Combinat*	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
NH Recytech Company	Gold
Niagara Refining LLC*	Tungsten
Nihon Material Co., Ltd.*	Gold
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum
Novosibrisk Processing Plant Ltd.	Tin
NPM Silmet AS*	Tantalum
NPP Tyazhmetprom LLC	Tungsten
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin
O.M. Manufacturing Philippines, Inc.*	Tin
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold
Ohura Precious Metal Industry Co., Ltd.*	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold
OJSC Novosibirsk Refinery*	Gold
Operaciones Metalurgical S.A.*	Tin
PAMP S.A.*	Gold
Pease & Curren	Gold

Processing Facility Name	Conflict Mineral(s)
Penglai Penggang Gold Industry Co., Ltd.	Gold
Philippine Chuangxin Industrial Co., Inc.*	Tungsten
Planta Recuperadora de Metales SpA*	Gold
Pongpipat Company Limited	Tin
Precious Minerals and Smelting Limited	Tin
Prioksky Plant of Non-Ferrous Metals*	Gold
PT Aneka Tambang (Persero) Tbk*	Gold
PT Aries Kencana Sejahtera	Tin
PT Artha Cipta Langgeng*	Tin
PT ATD Makmur Mandiri Jaya*	Tin
PT Babel Inti Perkasa*	Tin
PT Babel Surya Alam Lestari*	Tin
PT Bangka Serumpun*	Tin
PT Bukit Timah	Tin
PT Lautan Harmonis Sejahtera	Tin
PT Menara Cipta Mulia*	Tin
PT Mitra Stania Prima*	Tin
PT Mitra Sukses Globalindo	Tin
PT Prima Timah Utama*	Tin
PT Rajawali Rimba Perkasa*	Tin
PT Rajehan Ariq*	Tin
PT Refined Bangka Tin*	Tin
PT Stanindo Inti Perkasa*	Tin
PT Timah Nusantara	Tin
PT Timah Tbk Kundur*	Tin
PT Tima Tbk Mentok*	Tin
PT Tinindo Inter Nusa*	Tin
PX Precinox SA*	Gold
QG Refining, LLC	Gold
QuantumClean*	Tantalum
Rand Refinery (Pty) Ltd.*	Gold
Refinery of Seemine Gold Co., Ltd.	Gold
REMONDIS PMR B.V.*	Gold
Resind Indústria e Comércio Ltda.*	Tantalum Tin
Royal Canadian Mint*	Gold
Rui Da Hung*	Tin
SAAMP*	Gold
Sabin Metal Corp.	Gold
Safimet S.p.A.*	Gold

Processing Facility Name	Conflict Mineral(s)
SAFINA A.S.*	Gold
Sai Refinery	Gold
Samduck Precious Metals*	Gold
SAMWON METALS Corp.	Gold
SAXONIA Edelmetalle GmbH*	Gold
SEMPSA Joyería Platería S.A.*	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shirpur Gold Refinery Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.*	Gold
Singway Technology Co., Ltd.*	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold
Soft Metais Ltda.*	Tin
Solar Applied Materials Technology Corp.*	Gold
Solikamsk Magnesium Works OAO*	Tantalum
Sovereign Metals	Gold
State Research Institute Center for Physical Sciences and Technology	Gold
Sudan Gold Refinery	Gold
Sumitomo Metal Mining Co., Ltd.*	Gold
SungEel HiMetal Co., Ltd.*	Gold
Super Ligas	Tin
T.C.A S.p.A*	Gold
Taki Chemical Co., Ltd.*	Tantalum
Tanaka Kikinzoku Kogyo K.K.*	Gold
TANIOBIS Co., Ltd.*	Tantalum
TANIOBIS GmbH*	Tantalum
TANIOBIS Japan Co., Ltd.*	Tantalum
TANIOBIS Smelting GmbH & Co. KG*	Tantalum Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten
Telex Metals*	Tantalum
Thai Nguyen Mining and Metallurgy Co., Ltd.*	Tin
Thaisarco*	Tin
The Refinery of Shandong Gold Mining Co., Ltd.*	Gold
Tin Technology & Refining*	Tin
Tokuriki Honten Co., Ltd.*	Gold

Processing Facility Name	Conflict Mineral(s)
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold
Tony Goetz NV	Gold
TOO Tau-Ken-Altyn*	Gold
Torecom*	Gold
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Ulba Metallurgical Plant JSC*	Tantalum
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand*	Gold
Umicore S.A. Business Unit Precious Metals Refining*	Gold
Unecha Refractory Metals Plant*	Tungsten
United Precious Metal Refining, Inc.*	Gold
Valcambi S.A.*	Gold
VQB Mineral and Trading Group JSC	Tin
Western Australian Mint trading as The Perth Mint*	Gold
White Solder Metalurgia e Mineração Ltda.*	Tin
WIELAND Edelmetalle GmbH*	Gold

Processing Facility Name	Conflict Mineral(s)
Wolfram Bergbau und Hütten AG*	Tungsten
Woltech Korea Co., Ltd.*	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten
Xiamen Tungsten Co., Ltd.*	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten
XinXing Haorong Electronic Material Co., Ltd.*	Tantalum
Yamakin Co., Ltd.*	Gold
Yanling Jincheng Tantalum & Niobium Co., Ltd.*	Tantalum
Yokohama Metal Co., Ltd.*	Gold
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Tin Company Limited*	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold

*

Smelter certified as conflict-free by the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and /or the Responsible Jewellery Council Chain-of-Custody Certification as of May 6, 2021.

Countries of Origin

Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Russia
Belarus	Ireland	Rwanda
Belgium	Israel	Saudi Arabia
Bermuda	Italy	Sierra Leone
Bolivia	Ivory Coast	Singapore
Brazil	Japan	Slovakia
Burundi	Jersey	South Africa
Cambodia	Kazakhstan	South Korea
Canada	Kenya	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Congo (Brazzaville)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
DRC – Congo (Kinshasa)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Estonia	Myanmar	United Arab Emirates
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States of America
France	New Zealand	Uzbekistan
Germany	Niger	Vietnam
Ghana	Nigeria	Zambia
Guinea	Papua New Guinea	Zimbabwe